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EXHIBIT 99.1

           TTR TECHNOLOGIES ANNOUNCES THE RESIGNATION OF INTERIM CHIEF
                               EXECUTIVE OFFICER

     NEW YORK--January 29, 2004-- TTR Technologies, Inc. (OTCBB: TTRE) announced today that Mr. Judah Marvin Feigenbaum, its interim acting Chief Executive Officer and a Director, has resigned from all positions held with the Company, in order to pursue other interests. The Company's thanks Mr. Feigenbaum for his services and wishes him success in his future endeavors.

     The Company is actively interviewing candidates for Chief Executive Officer. Mr. Sam Brill, the Company's Chief Operating Officer, will be supervising the day-to-day operations of the Company pending the appointment of a Chief Executive Officer. No assurance can be provided that the Company will be successful in identifying or retaining such individual on commercially acceptable terms.

FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE-HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2002, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.

CONTACT:

TTR Technologies, Inc.
Samuel Brill, 718-851-2881
samb@ttrtech.com
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